U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   Form 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  October 10, 1996



                     California Micro Devices Corporation
                     ------------------------------------
            (Exact name of registrant as specified in its charter)


          California              33-399-77            94-2672609
          ----------              ---------            ----------
 (State or other jurisdiction   (Commission           (IRS Employer
  of Incorporation)              File Number)          Identification No.)


        215 Topaz Street, Milpitas, CA	              95035-5430
        ------------------------------              ----------
  (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:     (408)263-3214
                                                         ------------


                              Not Applicable
                              --------------
       (Former name or former address, if changed since last report)




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

Item 7.     Financial Statements and Exhibits

     On October 10, 1996, California Micro Devices Corporation (the "Company") released certain information regarding the Company's expected second quarter 1997 financials as attached hereto.





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

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: October 11, 1996     CALIFORNIA MICRO DEVICES CORPORATION


                            By:


                                 ------------------------------------------
                                 John E. Trewin
                                 Vice President and Chief Financial Officer


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                                          NEWS RELEASE

[logo design California Micro Devices Corporation]

California Micro Devices
                           Contacts:  Jeffrey Kalb, President and CEO
                                      (408) 934-3106
                                      John Trewin, Vice President and CFO
                                      (408) 934-3103
                                      Roberta Silverstein, Press and Media
                                      (408) 934-3141

                                      For Release 3:00PM Pacific Time

         CALIFORNIA MICRO DEVICES EXPECTS SLIGHT SECOND QUARTER PROFIT
                        DESPITE CHALLENGING ENVIRONMENT

Milpitas, CA, October 10, 1996 -- California Micro Devices Corporation (NASDAQ NMS: CAMD) (CMD) today announced that it expects to report a slight profit for the second fiscal quarter ended September 30, 1996 despite revenue reductions and a significant increase in R&D spending for new products. According to Jeffrey Kalb, CMD's president and chief executive officer, "Revenues will be approximately 15% lower than the $9.6 million reported for the quarter ended June 30, 1996. This has been a tough quarter for CMD and most of the semiconductor and related industries. Although orders improved late in the quarter, they were still not as much as we would have liked. As we said earlier this year, many customers are reducing their inventories and giving us significantly shorter lead times. This quarter also witnessed a significant reduction in distribution inventories. As a result, visibility is short and planning is difficult. Also, some of our customers, in addition to correcting inventory levels, have lost market share in certain key areas, and some customers have delayed production on products where CMD has design wins. However, we took steps late in the June quarter and early in the September quarter to significantly reduce costs. Although we do not expect to announce earnings for another two weeks, the data available to us at this time indicates that these cost reduction efforts were successful and should enable us to show a small profit for the quarter. This is in part a testimony to the effectiveness of the management systems the Company has been putting in to place, and it's improved ability to respond to changing situations. Recent weeks have shown increased booking levels, but visibility is still very short term. Our investment in R&D re-enforces our continuing belief that our P/Active(tm) termination and filtering solutions represent a significant growth opportunity for the Company as we work through this industry adjustment phase."

Forward looking statements involve a number of risks and uncertainties including, but not limited to, product demand, pricing, market acceptance, risk of dependence on third party suppliers, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in CMD's Securities and Exchange Commission filings. Statements contained herein which are not historical facts are forward looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the risk factors discussed herein, the Company's future actual results could differ materially from those discussed above.

                             - ### -
Headquartered in Milpitas, California, California Micro Devices (CMD) designs, manufactures and markets integrated thin-film, silicon-based termination and filtering passive components and active electronic circuitry. CMD's products target the requirements of computer, networking and communication-based customers for smaller, densely integrated devices that operate at higher frequencies with superior performance and functionality.

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